Cardax Launches First Product ZanthoSyn™

Safe Anti-Inflammatory for General Health*

August 24, 2016 8:00 AM Eastern Daylight Time

HONOLULU—(BUSINESS WIRE)—Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today that it has launched its first commercial product, ZanthoSyn™, a safe anti-inflammatory for general health.

ZanthoSyn™ is a novel astaxanthin dietary supplement with superior absorption and purity, and is available through Cardax’s commercial website, www.zanthosyn.com.

Astaxanthin is a clinically studied ingredient with safe anti-inflammatory activity that supports joint health, cardiovascular health, metabolic health, and liver health.* The form of astaxanthin utilized in ZanthoSyn™ has demonstrated excellent safety in peer-reviewed published studies and is designated as GRAS (Generally Recognized as Safe) according to FDA regulations.

Superior Absorption. In a head-to-head human study against a leading microalgal astaxanthin dietary supplement, ZanthoSyn™ provided 2.85 times more absorption (p = 0.013)—defined as the total amount of astaxanthin measured in the bloodstream over a 24-hour period following a single 24 mg dose. This means that two 12 mg capsules of ZanthoSyn™ deliver nearly the same amount of astaxanthin to the blood stream as six 12 mg capsules of microalgal astaxanthin. This study was sponsored by Cardax and led by Dr. Jon L. Ruckle, Cardax’s lead medical advisor since 2013. Dr. Ruckle was the former Medical Director of the Covance Clinical Research Unit in Honolulu and has been a principal investigator of more than 350 clinical trials.

“These results demonstrate a highly significant and clinically meaningful advantage for ZanthoSyn,” concluded Dr. Ruckle. “We were also pleased to see very consistent subject-to-subject absorption profiles.”

Purity. ZanthoSyn™ contains pure astaxanthin prepared by natural product total synthesis. In contrast, the astaxanthin extracted from microalgae is obtained in a complex mixture, which may include many unknown microalgal by-products. The precision of synthetic manufacturing also provides healthcare professionals and health-conscious consumers with confidence in the quality and consistency of dosing from every capsule. ZanthoSyn™ is manufactured in accordance with current Good Manufacturing Practice (cGMP) regulations for dietary supplements.

“We are very pleased to launch this exciting product,” said David G. Watumull, President and CEO of Cardax. “Our team includes leading astaxanthin experts and is uniquely positioned to lead the roll-out of our commercialization strategy over the next several quarters.”

“Based on astaxanthin’s published safety and efficacy data together with the superior absorption and purity of ZanthoSyn, I strongly recommend ZanthoSyn to those seeking a safe anti-inflammatory for their general health needs,” added Dr. Jon L. Ruckle.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

About Cardax

Cardax devotes substantially all of its efforts to developing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s products have not been directly evaluated in clinical trials or confirmed by the FDA.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Janice Kam

1-808-457-1400

press@cardaxpharma.com